Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957

UPS REVENUE ACCELERATES IN 4Q AND PRODUCES RECORD $61 BILLION FOR 2016

•	US Domestic 4Q Revenue Climbs 6.3%, Driven by Ecommerce

•	International Export Shipments Soar 8.4%, Led by Asia and Europe Regions

•	4Q EPS of -$0.27, due to Mark-to-Market Pension Charge

•	Adjusted 4Q EPS of $1.63, Driven by International Segment

•	2016 EPS of $3.87; Adjusted 2016 EPS of $5.75

•	Company Produces $6.5 Billion in Cash from Operations in 2016

•	Announces Full-Year 2017 Adjusted EPS Guidance

ATLANTA, Jan. 31, 2017 - UPS (NYSE:UPS) today announced fourth-quarter 2016 operating results. “Revenue and volume growth accelerated for UPS during the holiday season and we provided high service levels for our customers,” said David Abney, UPS chairman and CEO. “The International segment delivered another extraordinary performance, while the U.S. managed through considerable changes in product mix. Our strategies and initiatives are creating long-term value for both UPS customers and shareowners.”

Consolidated Results	4Q 2016	Adjusted 4Q 2016	4Q 2015	Adjusted 4Q 2015
Revenue	$16,931 M		$16,054 M
Operating profit (loss)	$(428) M	$2,223 M	$2,051 M	$2,169 M
Diluted earnings (loss) per share	$(0.27)	$1.63	$1.48	$1.57

Full-year and fourth-quarter 2016 results include a non-cash, after-tax, mark-to-market pension charge of $1.90 per diluted share. In the prior-year period, the company reported non-cash, after-tax charges of $0.09 per diluted share related to pension mark-to-market charges.

•	4Q 2016 diluted EPS of -$0.27; adjusted diluted EPS of $1.63.

•	Adjusted diluted EPS excludes the impact of non-cash, mark-to-market pension charge.

•	During the quarter, the company delivered 1.4 billion packages, up 7.1% over last year.

U.S. Domestic Segment	4Q 2016	Adjusted 4Q 2016	4Q 2015	Adjusted 4Q 2015
Revenue	$10,913 M		$10,265 M
Operating profit (loss)	$(570) M	$1,338 M	$1,284 M	$1,346 M

•	Revenue increased $648 million to $10.9 billion, a 6.3% increase over 4Q15.

•	Average daily shipments increased 5.0% to 19.6 million.

•	4Q 2016 operating loss of $570 million; adjusted operating profit was $1.3 billion.

•	Adjusted operating profit excludes the mark-to-market pension charge.

•	Benefits from ORION and automation initiatives offset most of the impact from the faster pace of residential and SurePost growth.

International Segment	4Q 2016	Adjusted 4Q 2016	4Q 2015	Adjusted 4Q 2015
Revenue	$3,335 M		$3,175 M
Operating profit	$281 M	$706 M	$580 M	$624 M

•	International segment produced strong volume growth across all major products.

•	Revenue increased 5.0%, driven by an 8.4% jump in daily Export shipments.

•	Currency-neutral revenue increased 6.2% over the prior year.

•	4Q 2016 operating profit was $281 million; adjusted operating profit was $706 million.

•	Adjusted operating profit excludes the mark-to-market pension charge.

Supply Chain & Freight	4Q 2016	Adjusted 4Q 2016	4Q 2015	Adjusted 4Q 2015
Revenue	$2,683 M		$2,614 M
Operating profit (loss)	$(139) M	$179M	$187 M	$199 M

•	Revenue increased 2.6% over 4Q15, to $2.7 billion.

•	4Q 2016 operating loss of $139 million; adjusted operating profit was $179 million.

•	Adjusted operating profit excludes the mark-to-market pension charge.

Full-year 2016 Consolidated Results

•	Full-year 2016 diluted EPS of $3.87; adjusted diluted EPS was $5.75.

•	Adjusted diluted EPS excludes the impact of non-cash, mark-to-market pension charge.

•	Generated $6.5 billion in cash from operations.

•	Company made capital expenditures of nearly $3.0 billion during the year.

•	Paid dividends of $2.8 billion, an increase of 6.8% per share over the prior year.

•	Repurchased 25.5 million shares for approximately $2.7 billion

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments, which would be included in reported (GAAP) results and could be material.

“The investments in ORION and automation provided benefits during the quarter,” said Richard Peretz, UPS chief financial officer. “However, bottom-line results were challenged by a shift in product mix and the continued softness in industrial production. Strong growth, combined with our network investments, provide UPS with great opportunities for many years to come.”

•	UPS expects 2017 adjusted diluted EPS to be $5.80 to $6.10, which includes $400 million of pre-tax currency headwinds.
-- Further, the currency drag lowers the adjusted diluted EPS by $0.30 in 2017, and decreases the EPS growth rates by approximately 500 basis points.

Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss fourth-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, January 31, 2017. That call is open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news directly, visit pressroom.ups.com/RSS.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties.

Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we disclose free cash flow as well as currency-neutral revenue and revenue per piece.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation award results.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Mark-To-Market Pension and Post-Retirement Adjustments

We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor for company-sponsored pension and post-retirement liabilities immediately as part of net periodic benefit cost. We supplement the presentation of our operating profit, operating margin, pre-tax income, net income and earnings per share with similar non-GAAP measures that exclude the impact of the portion of net periodic benefit cost represented by the gains and losses recognized in excess of the 10% corridor and the related income tax effects.

This adjusted net periodic benefit cost is comparable to the accounting for our defined benefit plans in our quarterly reporting under U.S. GAAP, and reflects assumptions utilizing the expected return on plan assets ($2,580 million in 2016 and $2,567 million in 2015) and the discount rate used for determining net periodic benefit cost (the non-adjusted net periodic benefit cost reflects the actual return on plan assets ($1,846 million in 2016 and $110 million in 2015) and the discount rate used for measuring the projected benefit obligation). We believe this adjusted net periodic benefit cost provides important supplemental information that reflects the anticipated long-term cost of our defined benefit plans, and provides a benchmark for historical defined benefit cost trends that may provide useful comparison of year-to-year financial performance without considering the short-term impact of changes in market interest rates, equity prices, and similar factors.

The deferred income tax effects of these mark-to-market pension and postretirement adjustments are calculated by multiplying the statutory tax rates applicable in each tax jurisdiction, including the U.S. federal jurisdiction and various U.S. state and non-U.S. jurisdictions, by the adjustments. The blended average of the applicable statutory tax rates in 2016 and 2015 were 36.9% and 33.1%, respectively.

Weighted-Average Shares Outstanding and Diluted Earnings per Share

The computation of weighted-average shares outstanding and diluted earnings per share for the fourth quarter of 2016 excludes the effect of certain incentive compensation awards because they were anti-dilutive in consideration of our reported net loss. Adjusted diluted earnings per share for this period includes the dilutive effect of these same shares because we are reporting adjusted net income after excluding the mark-to-market pension and postretirement adjustment.

Currency-Neutral Revenue and Revenue per Piece

We supplement the reporting of our revenue and revenue per piece with similar non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue and revenue per piece information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package business on a currency-neutral basis.

Currency-neutral revenue and revenue per piece are calculated by multiplying prior period reported U.S. dollar revenue and revenue per piece by the prior period average exchange rates to derive prior period local currency revenue and revenue per piece. The derived prior period local currency revenue and revenue per piece are then divided by the average foreign currency exchange rates used to translate the company's financial statements in the comparable current year. The difference between the prior period reported U.S. dollar revenue and revenue per piece and the derived prior period U.S. dollar revenue and revenue per piece (including the impact of current period foreign currency hedging activities)

is added to the current period reported U.S. dollar revenue and revenue per piece to derive current period currency-neutral U.S. dollar revenue and revenue per piece.

Free Cash Flow

We supplement the reporting of cash flows from operating activities with free cash flow, a non-GAAP liquidity measure. We believe free cash flow is an important indicator of how much cash is generated by regular business operations and we use it as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities.

Reconciliation of GAAP and non-GAAP Income Statement Data (in millions, except EPS amounts):

Three Months Ended December 31, 2016

	As- Reported (GAAP Measure)	Defined Benefit Plans MTM Charges	As-Adjusted (non-GAAP Measure)
Operating profit:
U.S. Domestic Package	$(570)	$1,908	$1,338
International Package	281	425	706
Supply Chain & Freight	(139)	318	179
Total operating profit (loss)	$(428)	$2,651	$2,223

Income Taxes	$(277)	$978	$701

Net income (loss)	$(239)	$1,673	$1,434

Diluted weighted avg. shares	876	5	881

Diluted earnings per share	$(0.27)	$1.90	$1.63

Three Months Ended December 31, 2015

	As- Reported (GAAP Measure)	Defined Benefit Plans MTM Charges	As-Adjusted (non-GAAP Measure)
Operating profit:
U.S. Domestic Package	$1,284	$62	$1,346
International Package	580	44	624
Supply Chain & Freight	187	12	199
Total operating profit	$2,051	$118	$2,169

Income Taxes	$638	$39	$677

Net income	$1,331	$79	$1,410

Diluted earnings per share	$1.48	$0.09	$1.57

Note: Certain amounts may not compute due to rounding

Reconciliation of GAAP and non-GAAP Income Statement Data (in millions, except EPS amounts)

Twelve Months Ended December 31, 2016

	As- Reported (GAAP Measure)	Defined Benefit Plans MTM Charges	As-Adjusted (non-GAAP Measure)
Operating profit:
U.S. Domestic Package	$3,017	$1,908	$4,925
International Package	2,044	425	2,469
Supply Chain & Freight	406	318	724
Total operating profit	$5,467	$2,651	$8,118

Income Taxes	$1,705	$978	$2,683

Net income	$3,431	$1,673	$5,104

Diluted earnings per share	$3.87	$1.88	$5.75

Twelve Months Ended December 31, 2015

	As- Reported (GAAP Measure)	Defined Benefit Plans MTM Charges	As-Adjusted (non-GAAP Measure)
Operating profit:
U.S. Domestic Package	$4,767	$62	$4,829
International Package	2,137	44	2,181
Supply Chain & Freight	764	12	776
Total operating profit	$7,668	$118	$7,786

Income Taxes	$2,498	$39	$2,537

Net income	$4,844	$79	$4,923

Diluted earnings per share	$5.35	$0.08	$5.43

Note: Certain amounts may not compute due to rounding

Reconciliation of GAAP and non-GAAP Revenue and Revenue per Piece (in millions, except per piece amounts):

Three Months Ended December 31
	2016 As- Reported (GAAP)	2015 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2016 Currency Neutral (non-GAAP)	% Change (non-GAAP)

Revenue:
U.S. Domestic Package	$10,913	$10,265	6.3%	$—	$10,913	6.3%
International Package	3,335	3,175	5.0%	38	3,373	6.2%
Supply Chain & Freight	2,683	2,614	2.6%	16	2,699	3.3%
Total revenue	$16,931	$16,054	5.5%	$54	$16,985	5.8%

Average Revenue Per Piece:
International Package:
Domestic	$5.57	$5.93	(6.1)%	$0.25	$5.82	(1.9)%
Export	29.50	30.38	(2.9)%	0.10	29.60	(2.6)%
Total International Package	$15.90	$16.37	(2.9)%	$0.19	$16.09	(1.7)%

Consolidated	$9.85	$9.93	(0.8)%	$0.02	$9.87	(0.6)%

Twelve Months Ended December 31
	2016 As- Reported (GAAP)	2015 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2016 Currency Neutral (non-GAAP)	% Change (non-GAAP)

Revenue:
U.S. Domestic Package	$38,301	$36,747	4.2%	$—	$38,301	4.2%
International Package	12,350	12,149	1.7%	138	12,488	2.8%
Supply Chain & Freight	10,255	9,467	8.3%	56	10,311	8.9%
Total revenue	$60,906	$58,363	4.4%	$194	$61,100	4.7%

Average Revenue Per Piece:
International Package:
Domestic	$5.85	$6.06	(3.5)%	$0.23	$6.08	0.3%
Export	30.38	31.10	(2.3)%	0.15	30.53	(1.8)%
Total International Package	$16.29	$16.63	(2.0)%	$0.19	$16.48	(0.9)%

Consolidated	$10.30	$10.37	(0.7)%	$0.02	$10.32	(0.5)%

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and non-GAAP Liquidity Measures (in millions)

Year Ended December 31

Net Increase (Decrease) in Cash and Cash Equivalents

2016
Cash flows from operating activities	$6,473
Cash flows from investing activities	(2,566)
Cash flows from financing activities	(3,140)

Effect of exchange rate changes on cash and cash equivalents	(21)
Net increase in cash and cash equivalents	$746

Reconciliation of Free Cash Flow (non-GAAP measure)

2016
Cash flows from operating activities (GAAP)	$6,473
Capital expenditures	(2,965)
Proceeds from disposals of PP&E	88
Net change in finance receivables	9
Other investing activities	(59)
Free cash flow (non-GAAP measure)	$3,546

United Parcel Service, Inc.
Selected Financial Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2016	2015	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$10,913	$10,265	$648	6.3%
International Package	3,335	3,175	160	5.0%
Supply Chain & Freight	2,683	2,614	69	2.6%
Total revenue	16,931	16,054	877	5.5%

Operating expenses:
Compensation and benefits	11,322	8,504	2,818	33.1%
Other	6,037	5,499	538	9.8%
Total operating expenses	17,359	14,003	3,356	24.0%

Operating profit (loss):
U.S. Domestic Package	(570)	1,284	(1,854)	NA
International Package	281	580	(299)	(51.6)%
Supply Chain & Freight	(139)	187	(326)	NA
Total operating profit (loss)	(428)	2,051	(2,479)	NA

Other income (expense):
Investment income and other	12	3	9	NA
Interest expense	(100)	(85)	(15)	17.6%
Total other income (expense)	(88)	(82)	(6)	7.3%

Income (loss) before income taxes	(516)	1,969	(2,485)	NA

Income tax expense (benefit)	(277)	638	(915)	NA

Net income (loss)	$(239)	$1,331	$(1,570)	NA

Net income (loss) as a percentage of revenue	(1.4)%	8.3%

Per share amounts:
Basic earnings (loss) per share	$(0.27)	$1.49	$(1.76)	NA
Diluted earnings (loss) per share	$(0.27)	$1.48	$(1.75)	NA

Weighted-average shares outstanding:
Basic	876	893	(17)	(1.9)%
Diluted	876	898	(22)	(2.4)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,338	$1,346	$(8)	(0.6)%
International Package (1)	706	624	82	13.1%
Supply Chain & Freight (1)	179	199	(20)	(10.1)%
Total operating profit (1)	2,223	2,169	54	2.5%

Income before income taxes (1)	$2,135	$2,087	$48	2.3%
Net income (2)	$1,434	$1,410	$24	1.7%

Basic earnings per share (2)	$1.64	$1.58	$0.06	3.8%
Diluted earnings per share (2)	$1.63	$1.57	$0.06	3.8%

(1) 2016 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $2.651 billion, allocated between the U.S. Domestic Package segment ($1.908 billion), International Package segment ($425 million), and Supply Chain & Freight segment ($318 million).

2015 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $118 million, allocated between the U.S. Domestic Package segment ($62 million), International Package segment ($44 million), and Supply Chain & Freight segment ($12 million).

(2) 2016 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $1.673 billion. 2016 diluted earnings per share is based on weighted-average shares outstanding of 881 million, which includes the effect of 5 million dilutive shares and share equivalents.

2015 net income and earnings per share amounts excluded the after-tax impact of the adjustments in (1), which decreased net income by $79 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2016	2015	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,834	$1,760	$74	4.2%
Deferred	1,301	1,246	55	4.4%
Ground	7,778	7,259	519	7.1%
Total U.S. Domestic Package	10,913	10,265	648	6.3%
International Package:
Domestic	637	626	11	1.8%
Export	2,561	2,394	167	7.0%
Cargo and Other	137	155	(18)	(11.6)%
Total International Package	3,335	3,175	160	5.0%
Supply Chain & Freight:
Forwarding and Logistics	1,813	1,751	62	3.5%
Freight	686	679	7	1.0%
Other	184	184	—	—%
Total Supply Chain & Freight	2,683	2,614	69	2.6%
Consolidated	$16,931	$16,054	$877	5.5%

Consolidated volume (in millions)	1,433	1,338	95	7.1%

Operating weekdays	63	62	1	1.6%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,582	1,515	67	4.4%
Deferred	1,827	1,778	49	2.8%
Ground	16,142	15,321	821	5.4%
Total U.S. Domestic Package	19,551	18,614	937	5.0%
International Package:
Domestic	1,815	1,704	111	6.5%
Export	1,378	1,271	107	8.4%
Total International Package	3,193	2,975	218	7.3%
Consolidated	22,744	21,589	1,155	5.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$18.40	$18.74	$(0.34)	(1.8)%
Deferred	11.30	11.30	—	—%
Ground	7.65	7.64	0.01	0.1%
Total U.S. Domestic Package	8.86	8.89	(0.03)	(0.3)%
International Package:
Domestic	5.57	5.93	(0.36)	(6.1)%
Export	29.50	30.38	(0.88)	(2.9)%
Total International Package	15.90	16.37	(0.47)	(2.9)%
Consolidated	$9.85	$9.93	$(0.08)	(0.8)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight - Fourth Quarter
(unaudited)

Currency Neutral Revenue Per Piece

	Three Months Ended				Currency
	December 31			Neutral
	2016	2015	% Change	Currency	2016*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$5.57	$5.93	(6.1)%	$0.25	$5.82	(1.9)%
Export	29.50	30.38	(2.9)%	0.10	29.60	(2.6)%
Total International Package	$15.90	$16.37	(2.9)%	$0.19	$16.09	(1.7)%

Consolidated	$9.85	$9.93	(0.8)%	$0.02	$9.87	(0.6)%

* Adjusted amounts reflect impacts for currency exchange rate differences

Currency Neutral Revenue

	Three Months Ended				Currency
	December 31			Neutral
	2016	2015	% Change	Currency	2016*	% Change

Revenue (in millions):
U.S. Domestic Package	$10,913	$10,265	6.3%	$—	$10,913	6.3%
International Package	3,335	3,175	5.0%	38	3,373	6.2%
Supply Chain & Freight	2,683	2,614	2.6%	16	2,699	3.3%
Total revenue	$16,931	$16,054	5.5%	$54	$16,985	5.8%

* Adjusted amounts reflect impacts for currency exchange rate differences

Freight Selected Operating Data- Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2016	2015	Change	% Change
LTL revenue (in millions)	$604	$592	$12	2.0%
LTL revenue per LTL hundredweight	$23.42	$23.44	$(0.02)	(0.1)%

LTL shipments (in thousands)	2,447	2,439	8	0.3%
LTL shipments per day (in thousands)	40.1	39.3	0.8	2.0%

LTL gross weight hauled (in millions of pounds)	2,578	2,526	52	2.1%
LTL weight per shipment (in pounds)	1,054	1,036	18	1.7%

Operating weekdays	61	62	(1)	(1.6)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Detail of Other Operating Expenses - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2016	2015	Change	% Change
(amounts in millions)
Repairs and Maintenance	$388	$331	$57	17.2%
Depreciation and Amortization	563	541	22	4.1%
Purchased Transportation	2,823	2,486	337	13.6%
Fuel	638	582	56	9.6%
Other Occupancy	275	257	18	7.0%
Other Expenses	1,350	1,302	48	3.7%
Total Other Operating Expenses	$6,037	$5,499	$538	9.8%

Earnings (Loss) Per Share and Share Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2016	2015
(amounts in millions, except per share data)
Numerator:
Net income	$(239)	$1,331

Denominator:
Weighted-average shares outstanding	870	888
Deferred compensation arrangements	1	1
Vested portion of restricted shares	5	4
Denominator for basic earnings per share	876	893

Effect of dilutive securities:
Restricted shares	—	4
Stock options	—	1
Denominator for diluted earnings per share	876	898

Basic earnings per share	$(0.27)	$1.49

Diluted earnings per share	$(0.27)	$1.48

Detail of shares outstanding as of December 31, 2016:

Class A shares	179
Class B shares	689
Total shares outstanding	868

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2016	2015	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$38,301	$36,747	$1,554	4.2%
International Package	12,350	12,149	201	1.7%
Supply Chain & Freight	10,255	9,467	788	8.3%
Total revenue	60,906	58,363	2,543	4.4%

Operating expenses:
Compensation and benefits	34,770	31,028	3,742	12.1%
Other	20,669	19,667	1,002	5.1%
Total operating expenses	55,439	50,695	4,744	9.4%

Operating profit:
U.S. Domestic Package	3,017	4,767	(1,750)	(36.7)%
International Package	2,044	2,137	(93)	(4.4)%
Supply Chain & Freight	406	764	(358)	(46.9)%
Total operating profit	5,467	7,668	(2,201)	(28.7)%

Other income (expense):
Investment income and other	50	15	35	NA
Interest expense	(381)	(341)	(40)	11.7%
Total other income (expense)	(331)	(326)	(5)	1.5%

Income before income taxes	5,136	7,342	(2,206)	(30.0)%

Income tax expense	1,705	2,498	(793)	(31.7)%

Net income	$3,431	$4,844	$(1,413)	(29.2)%

Net income as a percentage of revenue	5.6%	8.3%

Per share amounts
Basic earnings per share	$3.89	$5.38	$(1.49)	(27.7)%
Diluted earnings per share	$3.87	$5.35	$(1.48)	(27.7)%

Weighted-average shares outstanding
Basic	883	901	(18)	(2.0)%
Diluted	887	906	(19)	(2.1)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$4,925	$4,829	$96	2.0%
International Package (1)	2,469	2,181	288	13.2%
Supply Chain & Freight (1)	724	776	(52)	(6.7)%
Total operating profit (1)	8,118	7,786	332	4.3%

Income before income taxes (1)	$7,787	$7,460	$327	4.4%
Net income (2)	$5,104	$4,923	$181	3.7%

Basic earnings per share (2)	$5.78	$5.46	$0.32	5.9%
Diluted earnings per share (2)	$5.75	$5.43	$0.32	5.9%

(1) 2016 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $2.651 billion, allocated between the U.S. Domestic Package segment ($1.908 billion), International Package segment ($425 million), and Supply Chain & Freight segment ($318 million).

2015 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $118 million, allocated between the U.S. Domestic Package segment ($62 million), International Package segment ($44 million), and Supply Chain & Freight segment ($12 million).

(2) 2016 and 2015 net income and earnings amounts exclude the impact of the pension mark-to-market adjustment described in (1), which decreased net income by $1.673 billion and $79 million, respectively.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2016	2015	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$6,752	$6,570	$182	2.8%
Deferred	4,082	3,903	179	4.6%
Ground	27,467	26,274	1,193	4.5%
Total U.S. Domestic Package	38,301	36,747	1,554	4.2%
International Package:
Domestic	2,441	2,425	16	0.7%
Export	9,374	9,092	282	3.1%
Cargo and Other	535	632	(97)	(15.3)%
Total International Package	12,350	12,149	201	1.7%
Supply Chain & Freight:
Forwarding and Logistics	6,793	5,900	893	15.1%
Freight	2,736	2,881	(145)	(5.0)%
Other	726	686	40	5.8%
Total Supply Chain & Freight	10,255	9,467	788	8.3%
Consolidated	$60,906	$58,363	$2,543	4.4%

Consolidated volume (in millions)	4,868	4,654	214	4.6%

Operating weekdays	255	254	1	0.4%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,379	1,316	63	4.8%
Deferred	1,351	1,313	38	2.9%
Ground	13,515	12,969	546	4.2%
Total U.S. Domestic Package	16,245	15,598	647	4.1%
International Package:
Domestic	1,635	1,575	60	3.8%
Export	1,210	1,151	59	5.1%
Total International Package	2,845	2,726	119	4.4%
Consolidated	19,090	18,324	766	4.2%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.20	$19.66	$(0.46)	(2.3)%
Deferred	11.85	11.70	0.15	1.3%
Ground	7.97	7.98	(0.01)	(0.1)%
Total U.S. Domestic Package	9.25	9.28	(0.03)	(0.3)%
International Package:
Domestic	5.85	6.06	(0.21)	(3.5)%
Export	30.38	31.10	(0.72)	(2.3)%
Total International Package	16.29	16.63	(0.34)	(2.0)%
Consolidated	$10.30	$10.37	$(0.07)	(0.7)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight - Year to Date
(unaudited)

Currency Neutral Revenue Per Piece

	Twelve Months Ended				Currency
	December 31			Neutral
	2016	2015	% Change	Currency	2016*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$5.85	$6.06	(3.5)%	$0.23	$6.08	0.3%
Export	30.38	31.10	(2.3)%	0.15	30.53	(1.8)%
Total International Package	$16.29	$16.63	(2.0)%	$0.19	$16.48	(0.9)%

Consolidated	$10.30	$10.37	(0.7)%	$0.02	$10.32	(0.5)%

* Adjusted amounts reflect impacts for currency exchange rate differences

Currency Neutral Revenue

	Twelve Months Ended				Currency
	December 31			Neutral
	2016	2015	% Change	Currency	2016*	% Change

Revenue (in millions):
U.S. Domestic Package	$38,301	$36,747	4.2%	$—	$38,301	4.2%
International Package	12,350	12,149	1.7%	138	12,488	2.8%
Supply Chain & Freight	10,255	9,467	8.3%	56	10,311	8.9%
Total revenue	$60,906	$58,363	4.4%	$194	$61,100	4.7%

* Adjusted amounts reflect impacts for currency exchange rate differences

Freight Selected Operating Data- Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2016	2015	Change	% Change
LTL revenue (in millions)	$2,384	$2,479	$(95)	(3.8)%
LTL revenue per LTL hundredweight	$23.44	$22.94	$0.50	2.2%

LTL shipments (in thousands)	9,954	10,433	(479)	(4.6)%
LTL shipments per day (in thousands)	39.3	41.2	(1.9)	(4.6)%

LTL gross weight hauled (in millions of pounds)	10,167	10,808	(641)	(5.9)%
LTL weight per shipment (in pounds)	1,021	1,036	(15)	(1.4)%

Operating weekdays	$253	$253	—	—%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Detail of Other Operating Expenses - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2016	2015	Change	% Change
(amounts in millions)
Repairs and Maintenance	$1,538	$1,400	$138	9.9%
Depreciation and Amortization	2,224	2,084	140	6.7%
Purchased Transportation	9,129	8,043	1,086	13.5%
Fuel	2,118	2,482	(364)	(14.7)%
Other Occupancy	1,037	1,022	15	1.5%
Other Expenses	4,623	4,636	(13)	(0.3)%
Total Other Operating Expenses	$20,669	$19,667	$1,002	5.1%

Earnings Per Share and Share Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2016	2015
(amounts in millions, except per share data)
Numerator:
Net income	$3,431	$4,844

Denominator:
Weighted-average shares outstanding	878	896
Deferred compensation arrangements	1	1
Vested portion of restricted shares	4	4
Denominator for basic earnings per share	883	901

Effect of dilutive securities:
Restricted shares	3	4
Stock options	1	1
Denominator for diluted earnings per share	887	906

Basic earnings per share	$3.89	$5.38

Diluted earnings per share	$3.87	$5.35

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Services, Inc.
Consolidated Balance Sheets - December 31, 2016 and December 31, 2015
(unaudited)

	December 31, 2016	December 31, 2015
(amounts in millions)

ASSETS
Current Assets:
Cash and marketable securities	$4,567	$4,726
Other current assets	8,821	8,482
Total Current Assets	13,388	13,208
Property, Plant and Equipment	43,674	41,918
Less accumulated depreciation and amortization	24,874	23,566
	18,800	18,352
Other Assets	8,213	6,751
	$40,401	$38,311

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities	11,855	10,696
Long-Term Debt	12,394	11,316
Pension and Postretirement Benefit Obligations	12,694	10,638
Deferred Taxes, Credits and Other Liabilities	3,029	3,170
Shareowners' Equity	429	2,491
	40,401	38,311

United Parcel Service, Inc.
Selected Cash Flow Data
(unaudited)

Net Increase (Decrease) in Cash and Cash Equivalents
Preliminary
Year-to-Date
(amounts in millions)	December 31
Cash flows from operating activities	$6,473
Cash flows from investing activities	(2,566)
Cash flows from financing activities	(3,140)

Effect of exchange rate changes on cash and cash equivalents	(21)
Net increase in cash and cash equivalents	$746

Reconciliation of Free Cash Flow (non-GAAP measure)
Preliminary
Year-to-Date
(amounts in millions)	December 31
Cash flows from operating activities	$6,473
Capital expenditures	(2,965)
Proceeds from disposals of PP&E	88
Net change in finance receivables	9
Other investing activities	(59)
Free cash flow (non-GAAP measure)	$3,546

Amounts are subject to reclassification.

United Parcel Services, Inc.
Aircraft Fleet - as of December 31, 2016
(unaudited)

Description	Owned and Capital Lease	Leases & Charters from Others	On Order	Under Option
Operating:
Boeing 757-200	75	—	—	—
Boeing 767-300	59	—	—	—
Airbus A300-600	52	—	—	—
Boeing MD-11*	38	—	—	—
Boeing 747-400F	11	—	—	—
Boeing 747-400BCF	2	—	—	—
Boeing 747-8F	—	—	14	14
Other	—	420	—	—

Total	237	420	14	14

* One Boeing MD-11 not in operation pending disposal